AMENDMENT TO
                        ADMINISTRATIVE SERVICES AGREEMENT

     The Agreement made as of the 1st day of May, 2002, by and between THE DREYFUS CORPORATION and ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA is hereby amended, as follows:
A

            Schedule A of the Agreement is hereby superseded and replaced by the Schedule A attached hereto.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment to the Agreement as of October 16, 2006.

                                                   ALLIANZ LIFE INSURANCE
                                                   COMPANY OF NORTH AMERICA

                                                   /s/ Jeffrey Kletti
                                                   ------------------------
                                                   Signature

                                                   Jeffrey Kletti
                                                   ------------------------
                                                   Name

                                                   SR. VP Advisory Management
                                                   ------------------------
                                                   Title

Attest: /s/Jane Wiese
        ------------------------

                                                   THE DREYFUS CORPORATION

                                                   /s/ Gary R. Pierce
                                                   ------------------------
                                                   Signature

                                                        Gary R.Pierce
                                                   ------------------------
                                                   Name

                                                   SR. VP Advisory Management
                                                   ------------------------
                                                   Title

Attest: /s/Keith McBee
        ------------------------

                                   Schedule A

Fund Code             Fund                                                Fee at an Annual Rate as a Percentage
                                                                          of the Average Daily Net Asset Value
                                                                          of Fund Shares (held on Behalf of
                                                                          Client Customers)

0410                  Dreyfus Investment Portfolios                       .03% on average assets for the first
                      Small Cap Stock Index - Service Shares              $100 million.*
                                                                          05% only on the average assets above
                                                                          the first $100 million.*

0763                  Dreyfus Stock Index Fund, Inc. - Initial Shares     03% on average assets for the first
                                                                          $100 million.*
                                                                          .05% only on the average assets above
                                                                          the first $100 million.*

0427                  Dreyfus Stock Index Fund, Inc. - Service Shares     03% on average assets for the first
                                                                          $100 million.*
                                                                          .05% only on the average assets above
                                                                          the first $100 million.*


* To calculate the $100 million threshold, aggregate the total average assets in all the share classes of all of the funds listed on this Schedule.